Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-48627, and 333-168418) on Form S-3 and (Nos. 033-57981, 333-168421, 333-42849, 333-191668, 333-234157, 333-137614, 333-177237, 333-126183, 333-169769, 333-198203, 333-198201, 333-198200, and 333-198199) on Form S-8 of our reports dated August 1, 2022, with respect to the consolidated financial statements and financial statement schedule II of Worthington Industries, Inc. and the effectiveness of internal control over financial reporting.

/s/KPMG LLP

Columbus, Ohio

August 1, 2022